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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Grey Wolf, Inc.:

We consent to the use of our report dated February 3, 2003, with respect to the consolidated balance sheets of Grey Wolf, Inc. and Subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K of Grey Wolf, Inc., incorporated herein by reference.


                                             /s/ KPMG LLP

Houston, Texas
July 9, 2003